Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 23, 2019, included in the Joint Proxy Statement of Sandy Spring Bancorp, Inc. and Revere Bank that is made a part of the Pre-Effective Amendment No.1 to the Registration Statement (Form S-4 No. 333-235279) and Prospectus of Sandy Spring Bancorp, Inc. for the registration of 13,199,832 shares of its common stock.

/s/ Ernst & Young LLP

Tysons, Virginia

December 26, 2019